SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                January 30, 2002

                               Accelio Corporation
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             (Exact name of registrant as specified in its charter)



     Canada                      1-111898                       N/A
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  (State or Other         (Commission File Number)         (I.R.S. Employer
   Jurisdiction of                                          Identification
   Incorporation)                                               Number)

             560 Rochester Street, Ottawa, Ontario K1S 5K2, Canada
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               (Address of principal executive offices) (zip code)

                                 (613) 230-3676
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On January 30, 2002, Accelio Corporation (the "Company") announced that it has received several proposals to acquire all of its issued and outstanding shares, each proposal being for a price per share that is higher than that of the unsolicited tender offer made by Open Text Corporation ("Open Text") on December 20, 2001 (the "Open Text Offer"). Accelio and its financial advisors are currently negotiating a definitive agreement, the conclusion of which may not be possible before the expiry of the Open Text Offer.

     The Company encourages shareholders of the Company that have already tendered shares to Open Text to withdraw their shares prior to the expiry date of the Open Text Offer. It is a condition of the Open Text Offer that Open Text must make a public announcement if 50 per cent of the Company's common shares not already owned by Open Text have been tendered to it on the expiry date. Open Text does not intend to take up and pay for any tendered shares of the Company unless certain minimum conditions have been met at the time the Open Text Offer expires.


ITEM 7.  EXHIBITS.

         (a)  Financial statements and pro forma financial information.

              None.

         (b)  Exhibits.

              99.1  Text of Press Release of the Company dated January 30, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ACCELIO CORPORATION
                                  (Registrant)



                                  By: /s/  Trey Graham
                                     -------------------------------------------
                                      Name:  Trey Graham
                                      Title: Senior Vice President, Finance
                                             and Chief Financial Officer

Dated: February 1, 2002